Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Procore Technologies, Inc. of our report dated March 2, 2021, relating to the financial statements, which appears in Procore Technologies, Inc.’s Amendment No. 4 to the Registration Statement on Form S-1 (No. 333-236789). We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ PricewaterhouseCoopers LLP
Los Angeles, California
May 19, 2021